UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, Colorado 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 OTHER EVENTS

For our property located in Abbeville, GA, Global Healthcare REIT, Inc, (the “Company”) previously entered into a management agreement with Cadence Healthcare Solutions, LLC to operate the facility after expending approximately $1.0 million in capital improvements. As part of the management agreement, the Company is responsible for funding the working capital deficits.

The Abbeville facility passed its licensure survey and began admitting patients in June 2018 to begin the process to procure Medicare and Medicaid certification. On November 6, 2018, the facility received notification that it is substantial compliance with the long-term care requirements and was certified effective October 12, 2018. The Company expects the facility to receive its Medicare and Medicaid billing numbers within the next 45 days, at which point, the facility will bill for care provided dating back to its certification date. The Company expects the collection of revenues to substantially mitigate the facility’s current working capital deficits. However, the facility needs to grow its census meaningfully to begin generating profits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: November 8, 2018	/s/ Zvi Rhine
Zvi Rhine, President

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